Exhibit 15.2

HAN KUN LAW OFFICES

April 21, 2011

ChinaCache International Holdings Ltd.

Scotia Center, 4th Floor, P.O. Box 2804,

George Town, Cayman Islands, British West Indies

Dear Sir/Madam,

We consent to the reference to our firm in ChinaCache International Holdings Ltd.’s Form 20-F, which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April, 2011.

Yours Sincerely,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES